EXHIBIT 32.1

NORTHWEST NATURAL GAS COMPANY

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

Each of the undersigned, MARK S. DODSON, the President and Chief Executive Officer, and DAVID H. ANDERSON, the Senior Vice President and Chief Financial Officer, of NORTHWEST NATURAL GAS COMPANY (the Company), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 2nd day of November 2006.

/s/ Mark S. Dodson
President and
Chief Executive Officer

/s/ David H. Anderson
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Northwest Natural Gas Company and will be retained by Northwest Natural Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.